UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 17, 2023

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) approved the appointment of Jason D. Clark as Chief Administrative Officer of the Company, effective December 4, 2023. In this role, Mr. Clark will oversee certain administrative operations for the Company.

Mr. Clark, 53, has served as a member of the Board since August 2014 and currently serves as a member of the Board’s Audit Committee and as chairperson of the Board’s Nominating and Corporate Governance Committee. He is also a member of the Board committee that oversees the Company’s stock repurchase plan. Mr. Clark will resign from such Board and committee positions immediately prior to assuming his duties as Chief Administrative Officer on December 4, 2023. Effective on and subject to Mr. Clark’s resignation from the Board, the size of the Board will be reduced from eight to seven directors.

Mr. Clark has served as President and Chief Executive Officer of CompSource Mutual Insurance Company since March 2009. He has over 30 years of experience in the insurance industry specializing in workers’ compensation insurance. Mr. Clark earned his Bachelor of Business Administration in Finance degree from the University of Central Oklahoma.

In connection with Mr. Clark’s appointment as Chief Administrative Officer, the Company and Mr. Clark entered into a letter agreement (the “Clark Letter Agreement”) on November 17, 2023, which provides that Mr. Clark will be paid an annual base salary of $575,000 and will be eligible to participate in the Paycom Software, Inc. Annual Incentive Plan beginning in 2024. In addition, the Compensation Committee of the Board approved the grant of two equity awards to Mr. Clark, in each case effective as of December 4, 2023, consisting of (i) an award of 40,000 shares of time-based restricted stock of the Company (the “Time-Based Award”), which will be subject to the terms and conditions of the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “LTIP”) and the form of Restricted Stock Award Agreement – Time-Based Vesting (Executive) (the “Time-Based RS Award Agreement”), and (ii) an award of shares of the Company’s common stock with an aggregate value of $2.5 million, with the number of shares to be determined based on the closing price of the Company’s common stock on December 1, 2023 (the “Sign-On Award”), which Sign-On Award will be subject to the terms and conditions of the LTIP and a stock award agreement (the “Sign-On Award Agreement”). The shares underlying the Time-Based Award will vest as follows, provided that Mr. Clark is employed by or otherwise providing services to the Company through the applicable vesting date: 7,000 shares vesting on February 5, 2024; 7,000 shares vesting on February 5, 2025; 7,000 shares vesting on February 5, 2026; and 19,000 shares vesting on February 5, 2027. The shares underlying the Sign-On Award will vest immediately upon issuance. The foregoing descriptions of the terms of the Clark Letter Agreement, the Time-Based RS Award Agreement and the Sign-On Award Agreement are not complete and are qualified in their entirety by reference to the full text of each of the Clark Letter Agreement, the Time-Based RS Award Agreement and the Sign-On Award Agreement, respectively, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Offer Letter, by and between Paycom Software, Inc. and Jason D. Clark, dated November 17, 2023.

10.2	Form of Restricted Stock Award Agreement – Time-Based Vesting (Executive) (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023).

10.3	Form of Stock Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: November 21, 2023	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer